EXHIBIT 10.1

EL CAPITAN PRECIOUS METALS, INC.

AMENDMENT NO. 1 TO

2015 EQUITY INCENTIVE PLAN

This Amendment No. 1 dated December 15, 2015 (this “Amendment”) amends the 2015 Equity Incentive Plan of El Capitan Precious Metals, Inc. (the “Company”) (the “Plan”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.

WHEREAS, the Plan was adopted by the Company pursuant to resolutions of the Board of Directors on October 8, 2015;

WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan from 15,000,000 to 23,000,000; and

WHEREAS, the Board of Directors approved the substance of this Amendment as of December 15, 2015 and, accordingly, the Company desires to amend the Plan as hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     Increase in Number of Shares Subject to the Plan.  Section 3.1 of the Plan is amended to read in its entirety as follows:

“3.1. Number of Shares. Subject to adjustment in connection with a Capitalization Adjustment, the number of shares of Common Stock which may be issued under the Plan shall not exceed 23,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. For purposes of clarification, the award of any Incentives payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan”

2.     Effective Date.  This Amendment shall be effective as of the date hereof.